UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2009

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Pekin, IL		61554
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2009, the New York Stock Exchange (the “NYSE”) notified the Company that the NYSE will be removing the Company’s common stock from the list of issuers traded on the NYSE prior to the market opening on Monday, March 30, 2009.  The Company does not presently meet the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of not less than $15 million.

Item 8.01  Other Events.

On March 23, 2009, the Company issued a press release announcing the removal of the Company’s common stock from the list of issuers traded on the NYSE.  The press release is attached Exhibit 99.1 hereto and in incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired — Not Applicable

(b)                                 Pro forma financial information — Not Applicable

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release, dated March 23, 2009, issued by Aventine Renewable Energy Holdings, Inc. announcing the removal of the Company’s common stock from the list of issuers traded on the NYSE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  March 23, 2009

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 23, 2009, issued by Aventine Renewable Energy Holdings, Inc. announcing the removal of the Company’s common stock from the list of issuers traded on the NYSE